UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

CareCloud, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCLD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the full redemption (the “Redemption”) discussed below and as further set forth on the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2026, CareCloud, Inc. (“the Company”) notified the Nasdaq Global Market (the “Exchange”) on April 13, 2026 that all shares of its 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) will be redeemed. The Company requested that the Exchange (i) delist the Series B Preferred Stock from the Exchange and (ii) file with the Securities and Exchange Commission a Form 25 Notification of Removal From Listing and/or Registration to delist and deregister the Series B Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. As a result, the Series B Preferred Stock was delisted from the Exchange as of the close of business on May 14, 2026.

The delisting of the Series B Preferred Stock does not affect the listing or trading of the Company’s common stock, which continues to trade on the Exchange under the ticker symbol “CCLD.”

Item 8.01 Other Events.

The information set forth in Item 3.01 above of this Current Report on Form 8-K is incorporated by reference herein.

On May 15, 2026 (the “Redemption Date”), the Company completed the full Redemption of all issued and outstanding shares of its Series B Preferred Stock, in accordance with the terms of the Certificate of Designation governing the Series B Preferred Stock, as previously filed with the Delaware Secretary of State.

The Redemption Price paid to each holder of record of the Series B Preferred Stock was $27.52 per share (the “Redemption Price”), representing $25.25 per share plus all accumulated and unpaid dividends through but not including the Redemption Date. The aggregate Redemption Price paid by the Company was approximately $41.6 million.

As of the date of this Current Report on Form 8-K, all issued and outstanding shares of the Series B Preferred Stock have been redeemed, all holders of the Series B Preferred Stock have been paid in full at the Redemption Price, and no shares of the Series B Preferred Stock remain outstanding. Following the Redemption, the holders of the Series B Preferred Stock no longer have any rights with respect thereto, other than the right to receive the Redemption Price in exchange for their shares.

Safe Harbor Statement

Statements contained in the exhibit that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. The Company does not assume any obligations to update any of the forward-looking statements contained in the exhibit to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date: May 15, 2026	By:	/s/ Norman Roth
Norman Roth
Interim Chief Financial Officer and Corporate Controller

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